DAMES & MOORE

                EXHIBIT 21.1  LIST OF SUBSIDIARIES

The following is a list of subsidiaries of Dames & Moore, Inc., except as indicated, each of the subsidiaries is wholly owned by the Company.

                                               State or other jurisdiction
             Name                           of incorporation or organization
Domestic Subsidiaries:
   Aman Environmental Construction, Inc.               California
   Bovay Northwest, Inc.                               Washington
   BRW Group, Inc.                                     Delaware
   Color Cave, Inc.                                    California
   DM Investors, Inc.                                  Delaware
   Dames & Moore America, L.P.*                        California
   Dames & Moore Management Company                    California
   Dames & Moore Servicing Company                     California
   Dames & Moore Ventures                              California
   Decision Quest Inc.                                 California
   DQ Squared, Inc.                                    California
   O'Brien-Kreitzberg Inc.                             California
   Seismic Risk Insurance Services, Inc.               California
   Walk, Haydel & Associates, Inc.                     Louisiana

Foreign Subsidiaries:
   AACM Central Europe Limited                         Hungary
   Ashact, Dames & Moore Ltd.                          United Kingdom
   Ashact Projects Ltd.                                United Kingdom
   Bureau voor Milieumanagement BV                     The Netherlands
   Dames & Moore Argentina S.A.**                      Argentina
   Dames & Moore B.V.                                  The Netherlands
   Dames & Moore (BVI) Ltd                             British Virgin Islands
   Dames & Moore, Canada                               Canada
   Dames & Moore Chile Ltda.                           Chile
   Dames & Moore GmbH & Co KG                          Germany
   Dames and Moore Iberia SA                           Spain
   Dames & Moore International SRL                     Italy
   Dames & Moore International SRL                     Venezuela
   Dames & Moore (Malaysia) Sdn Bhd                    Malaysia
   Dames & Moore Pty. Ltd.                             Australia
   Dames & Moore SRL                                   France
   Dames & Moore Singapore                             Singapore
   Dames & Moore United Kingdom                        United Kingdom
   Food & Agriculture International Ltd.               United Kingdom
   Forestry Technical Services PTY Limited             Australia
   HDML Pty Ltd.                                       Australia
   Hollingsworth Dames & Moore (PNG) Pty Ltd           Papua New Guinea
   International Agriculture Pty. LTD.                 Australia
   Norecol, Dames & Moore, Inc.                        Canada
   O'Brien Kreitzberg Ltd.                             United Kingdom
   Professional Insurance Limited                      Bermuda
   Saudi Arabian Dames & Moore                         Saudi Arabia

* Dames & Moore America: Dames & Moore Management Company 92% - General partner and Professional Insurance Limited 8% - Limited partner.
**   Dames & Moore, Inc. has a 70% interest in this Company.